EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-97538 and 333-23635) pertaining to the Accom, Inc. 1995 Stock Option/Stock Issuance Plan, the Accom, Inc. Employee Stock Purchase Plan, and the Accom, Inc. 1997 Non-Executive Stock Option Plan of our report dated February 23, 1999, except for notes 3 and 12 as to which the date is April 14, 1999, with respect to the consolidated financial statements and the schedule included in this Annual Report (Form 10-K) of Accom, Inc.


                                                               Ernst & Young LLP


Palo Alto, California
April 15, 1999